UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 5.07 of Form 8-K.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On May 6, 2010, the Company held an Annual Meeting of Shareholders for the purpose of electing one director to the Company’s Board of Directors. The nominee to the Company’s Board of Directors was Glade M. Knight, who was a current director of the Company. Mr. Knight was nominated for an additional three-year term on the Board of Directors. The election was uncontested, and the nominee was elected.

The total number of votes represented at the Annual Meeting of Shareholders was 94,019,755. The voting results were as follows:

Nominee	Votes For	Votes Withheld/against
Glade M. Knight	93,369,179	650,576

The names of the other directors whose terms of office as directors continued after the Annual Meeting of Shareholders are Glen W. Bunting, Kent W. Colton, Michael S. Waters and Robert M. Wily.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight,
Chief Executive Officer

May 10, 2010

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